Exhibit 4


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THESE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE 1933 ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


No. _____                                                           $500,000 USD

Dated:  January    , 1998

                       STRATFORD ACQUISITION CORPORATION2

                             10% $500,000 Debenture(3)

                                       and

              Warrant to Purchase 1,000,000 Shares of Common Stock

                              (Best Efforts Basis)

                      Minimum Unit Purchases: $25,000 (USD)
                                 50,000 WARRANTS

THE SECURITIES REPRESENTED HEREBY, INCLUDING THE WARRANTS TO PURCHASE COMMON STOCK AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF, ARE BEING OFFERED AND SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES OFFERED HEREBY MAY NOT BE OFFERED FOR RESALE OR RESOLD ABSENT REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

UNITS (as defined below) OF THIS DEBENTURE SHALL BE PURCHASED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (II) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH


----------
(2) In January 1997, the Company was authorized by the Secretary of State of Minnesota to conduct business under the assumed name of NOVACRETE
     TECHNOLOGY INC. Hereinafter the Company intends to use, whenever applicable, the assumed name to facilitate its business and marketing efforts and to change its name to Novacrete, Inc. subject to the approval of its shareholders at the next annual meeting of shareholders which the Company plans to hold in March 1998.

(3) In the event the Company is unable to pay at maturity the full amount of the outstanding principal of the Debenture plus all accrued interest, such outstanding principal amount of the Debenture plus all accrued interest shall be converted into the Company's $.001 par value common stock at 60% of the exercise price of the warrants issued with the Debenture in this offering. (See Potential Conversion Rights).

SUCH PROPOSED TRANSFER NOR IS SUCH PROPOSED TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

THIS OFFERING IS BEING MADE SOLELY TO "ACCREDITED INVESTORS" AS THAT TERM IS DEFINED IN RULE 501 OF REGULATION D PROMULGATED UNDER THE ACT, AND WILL BE SOLD SOLELY PURSUANT TO A FULLY EXECUTED 10% $500,000 DEBENTURE AND STOCK WARRANT SUBSCRIPTION AGREEMENT ("SUBSCRIPTION AGREEMENT").

THIS DEBENTURE is one of a duly authorized issue of Debentures of STRATFORD ACQUISITION CORPORATION, a corporation duly organized and existing under the laws of the State of Minnesota and having its principal executive offices at 67 Wall Street, Suite 2411, New York, New York 10005 (the "Company") designated as its 10% $500,000 Debenture due October 31, 1998 (the "Maturity Date"), in an aggregate face amount not exceeding Five Hundred Thousand ($500,000.00 USD) Dollars(4), issuable on a "best efforts"(5) basis in minimum Units, which is defined as an allotment of Twenty-Five Thousand Dollars ($25,000.00 USD) of principal amount of the Debenture and a Warrant to purchase 50,000 shares of the Company $.001 Common Stock at a exercise price of thirty cents ($.30 USD) per share for a period expiring on February 1, 2001 (the "Warrant"). The Company shall be authorized to sell Units in larger or smaller denominations, at its sole discretion from time to time.

THE WARRANT each Holder shall be entitled to receive shall be a warrant to purchase two (2) shares of the Company's $.001 par value common stock for every one dollar ($1.00 USD) of principal amount of the Debenture purchased. The Warrants are exercisable at the date of issuance, but not later than midnight on February 1, 2001 (EST) and shall have an exercise price of thirty cents ($.30
USD). The Company reserves the sole right to redeem the warrant at the $.001 per share if the bid price for the Company's common stock is equal to or exceeds sixty ($.60 USD) for twenty consecutive trading days prior to the expiration of the Warrant. (See Warrant Agreement).

FOR VALUE RECEIVED, the Company promises to pay to each registered holder hereof and its successors and assigns (the "HOLDER"), each Holder being registered and represented by its execution of the annexed 10% $500,000 DEBENTURE AND STOCK WARRANT SUBSCRIPTION AGREEMENT (the "Subscription Agreement"), the principal sum of the full amount (in United States Dollars) of the Holder's purchase of this Debenture on the Maturity Date plus all accrued interest at the rate of 10% per annum, such interest being calculated on the basis of the principal amount of the Debenture outstanding at the Maturity Date of the Debenture, or on the redemption date of all or any portion of the Debenture. (See Redemption Rights below). The accrual of interest on the Debenture shall commence on the next day after the date stated on the Subscription Agreement and shall continue to accrue against the outstanding principal amount of the Debenture until its is paid or converted in common stock. In instances where the Company shall redeem only a portion of the Debenture, the unredeemed principal amount of the Debenture that is outstanding after such partial redemption shall continue to accrue interest until the unredeemed principal amount of the Debenture shall be redeemed or paid in full by the Company, which shall not be later than the Maturity Date.


----------
(4) The Company reserves the right to increase the principal amount of the Debenture to six hundred thousand dollars ($600,000) if it shall receive subscriptions to purchase an additional one hundred thousand dollars ($100,000) of the Debenture.

(5) The Company is offering these securities on a best efforts basis. However, the Company will make a diligent and good faith effort to complete the entire offering of the Debenture, but cannot make any assurances that the entire offering will be sold. In any event, the Company may, at its sole discretion, complete less than the entire offering.

The principal and interest payable on the Debenture will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debenture (the "Debenture Register"), provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Subscription Agreement between the Company and Holder. The principal of, and interest on, this Debenture are payable in such coin and currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture register of the Company as designated in writing by the Holder hereof from time to time. To the extent the principal and all accrued interest are outstanding on the Maturity Date, the Company will pay the principal and all accrued interest due upon this Debenture on the Maturity Date, less any amounts required by law to be deducted or withheld by the Company to the Holder at the last address on the Debenture Register. The forwarding of such check shall constitute a payment of principal and interest thereunder and shall satisfy and discharge the liability for principal and interest on the Debenture to the extent of the sum represented by such check plus any amounts so deducted, pursuant to this Agreement.

The Debenture is being sold pursuant to an exemption from registration under the securities laws and will be restricted from public resale. Accordingly, this Debenture and any certificate(s), if any, evidencing ownership of the Debenture will bear the following legend, or some other similar version:

               THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND
               EXCHANGE COM-MISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRA-TION UNDER SECTION 4(2) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THESE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE 1933 ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

     In the event the Holder is relying on an exemption from registration under the 1933 Act, the certificates evidencing ownership of the Debenture may be issued without restrictive legends if the Holder furnishes an opinion of counsel, reasonably satisfactory to the Company, that sets forth in detail the legal basis for the exemption from registration and its availability hereto.

The Debenture is subject to the following additional provisions:

          1. Exchangeability. The Debenture may be exchangeable for like Debentures in amounts not to exceed the aggregate principal amount initially purchased, including any accrued interest, of authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

          2. Tax Withholdings. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States Income Tax or other applicable laws at the time of such payments.

          3. Offering Representations. This Debenture has been issued subject to investment representations of the original Holder hereof and pursuant to the Subscription Agreement and may be transferred or exchanged in the United States only in compliance with the Act and applicable state securities laws. Prior to the due presentment for such transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. The transfer shall be bound, as the original Holder by the same representations and terms described herein and under the Subscription Agreement.

          4. Redemption Rights. The Company may, at its sole option, redeem the Debenture at any time prior to the Maturity Date by paying the Holder all or any portion of the outstanding principal and all accrued interest on the principal amount of the Debenture redeemed on the date of redemption. Under no circumstances will the Company incur penalties for redeeming the Debenture, or any portion thereof, prior to the Maturity Date.

          5. Company's Payment Obligation. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on this Debenture at the place, time and rate, and in coin or currency herein prescribed.

          6. Waiver of Demand. The Company hereby expressly waives demand and presentment for payment, notice on nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

          7. Events of Default. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due or exercising the conversion rights under this Debenture, if one or more of the following described "Events of Default" shall occur:

               a. The Company fails to provide the Holder with certificates evidencing ownership of shares of the Company's common stock which certificates shall be issued to the Holder within ten (10) days from the Maturity Date, if the Company shall not pay all of the outstanding principal amount of the Debenture plus all accrued interest on the Maturity Date. Any such certificates shall be issued based on the terms and conditions of this Debenture; or

               b. Any of the representations or warranties made by the Company herein, or in the Subscription Agreement, shall have been materially incorrect; or

               c. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) calendar days thereafter; or

               d. Bankruptcy reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, the Company shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering, a petition filed in any such proceeding.

Then, or at any time thereafter, and in each and every such case of an Event of Default, unless such Event of Default shall have been deemed waived in writing by the Holders owning the majority of the principal amount of the Debenture that is outstanding at the Event of Default ("Majority Holders") (which waiver shall not be deemed to be a waiver of any subsequent default but which shall be applicable to all Holders), at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest, notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. However, whenever the Majority Holders elect to waive the Event of Default, all Holders, shall be bound by the actions of the Majority Holders and any subsequent agreement that may be entered into between the Majority Holders and the Company to cure the Event of Default, which shall include, but not be limited to, the waiver of the Event of Default.

          8. Severability Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

          9. Amendment. This Debenture and the Subscription Agreement referred to in this Debenture constitute the full and entire understanding and agreement between the Company and Holder with respect hereof. Neither this Debenture nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

          10. Governing Law. This Debenture shall be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State and County of New York or the state courts of the State of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Debenture obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Debenture irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

          11. Non-Recourse. No recourse shall be had for the payment of the principal or interest of this Debenture against any incorporator or any past, present or future stockholder, officer, director or agent of the Company or of any successor corporation under any statute or by the enforcement of any assessment or otherwise, all such liability of the incorporators, stockholders, officers, directors and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Debenture.

          12. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed by first class registered or certified mail, postage prepaid to the address of the Company at the above address and to the Holder at the address appearing on the Debenture Register.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized on January , 1998, and which shall be retroactively applied to the date appearing above.


                                              STRATFORD ACQUISITION CORPORATION


                                              By: /s/ Daniel W. Dowe
                                                  -----------------------------
                                                  Mr. Daniel W. Dowe
                                                  President

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THESE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE 1933 ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                             STOCK PURCHASE WARRANT

           To Purchase ____ Shares of $.001 par value Common Stock of
                                     ---------

                        STRATFORD ACQUISITION CORPORATION

THIS CERTIFIES that, for value received by the Company, the Holder is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to midnight February 1, 2001 (the "Termination Date"), but not thereafter, to subscribe for and purchase from STRATFORD ACQUISITION CORPORATION, a Minnesota corporation having its principal executive offices at 67 Wall Street, Suite 2411, New York, New York 10005 (the "Company"), ______ shares of the Company's $.001 par value Common Stock (the
"Warrant Shares"). The purchase price of one (1) share of Common Stock under this Warrant shall be thirty cents ($.30 USD) (the "Exercise Price"). The Exercise Price and the number of shares for which the Warrant is exercisable may be subject to adjustment as provided herein.

     1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with an Assignment Form acceptable to the Company, properly endorsed, if the later is applicable. (See paragraph 9).

     2. Authorization of Shares. The Company covenants that all shares of its $.001 par value common stock ("Common Stock") which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). This Warrant is being issued pursuant to a resolution of the Company's Board of Directors.

     3. Stock Certificate Legend. The Warrant is being sold pursuant to an exemption from registration under the securities laws and will be restricted from public resale. Accordingly, the Warrant Certificate(s) and the certificates evidencing ownership of the Warrant Shares will bear the following legend, or some other similar version:

          THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COM-MISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRA-TION UNDER SECTION 4(2) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THESE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE 1933 ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

     In the event the Holder is relying on an exemption from registration under the 1933 Act, the certificates evidencing ownership of the Warrant Shares may be issued without restrictive legends if the Holder furnishes an opinion of counsel, reasonably satisfactory to the Company, that sets forth in detail the legal basis for the exemption from registration and its availability hereto.

     4. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part, upon issuance of this Warrant but prior to the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in this Agreement (See Redemption Rights) by the surrender of this Warrant at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price for the Warrant Shares thereby purchased; whereupon the Holder of this Warrant shall be entitled to receive a certificate(s) for the number of Warrant Shares so purchased within ten (10) days from exercising the Warrant. Payment of the purchase price for the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

     5.  No  Fractional   Shares  or  Script.  No  fractional  shares  or  scrip
representing fractional shares shall be issued upon the exercise of this Warrant.

     6. Charges, Taxes and Expenses. Issuance of certificates for the Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant, or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event a certificate(s) for any Warrant Shares are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by an Assignment Form acceptable to the Company executed by the Holder hereof, together with evidence satisfactory to the Company that such transfer or assignment is being made in compliance with all applicable federal and state securities laws; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     7. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

     8. No Rights as Shareholders until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. However, at the time of the surrender of this Warrant and purchase of the Warrant Shares, the Warrant Shares so purchased shall be deemed to be issued to such Holder as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been duly exercised.

     9. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and a duly executed Assignment Form acceptable to the Company, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the 1933 Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the Holder of this Warrant to the effect that the transaction is so exempt.

     10. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or Warrant certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or Warrant certificate, if mutilated, the Company will make and deliver a new Warrant or Warrant Certificate, whichever the case may be, or both, of like tenor, in lieu of this Warrant or Warrant certificate.

     11. Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a legal holiday.

     12. Effect of Certain Events.

     (a) If at any time the Company proposes (i) to sell or otherwise convey all or substantially all of its assets or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, the Company shall give the Holder of this Warrant thirty (30) days prior written notice of the proposed effective date of the transaction specifying that the Warrant shall terminate if the Warrant has not been exercised by the effective date of the transaction.

     (b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the Company shall give the Holder of this Warrant thirty (30) days prior written notice of the proposed effective date of the transaction specifying the kind and amount of shares or other securities and property which the Holder would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto and that the Holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the purchase price the securities specified in such written notice.

     (C) Subject to the terms and conditions set forth herein, if the Company proposes at any time after the completion of the offering to register any shares of Common Stock (the "Initially Proposed Shares") under the Securities Act for any reason, except pursuant to Forms S-4 and S-8 filings, the Company will promptly (but in no event less than thirty (30) days prior to the anticipated filing date of the Company's registration statement (the "Initial Registration Statement") pursuant to the 1933 Act, give written notice to the Holder of its intention to effect such registration (such notice to specify, to the extent known, the proposed offering price, the number of shares of Common Stock proposed to be registered and the distribution arrangements, including indemnification of underwriters), and the Holder's shall be entitled to include in such registration statement (on the same terms and conditions as the Initially Proposed Shares), such number of Warrant Shares which the Holder has purchased by way of exercising its purchase rights hereunder as shall be specified in written request(s) ("Registration Request") delivered to the Company not less than ten (10) business days before the later of (i) the anticipated filing date specified in the Company's notice, or (ii) the actual filing date. The Holder shall not be entitled to include in any such registration any shares to which the Holder is entitled under this Warrant but for which Holder has not exercised its purchase rights under this warrant and paid the purchase price as of the date upon which the Company has received the Holder's Registration Request.

     The Company and the Holder shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration.

     13. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter set forth:

          (a) In case the Company shall (i) subdivide its outstanding shares of Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iii) issue any shares of its capital stock in a reclassification of the Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise
     Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

          (c) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) percent of the Exercise Price; provided, that any adjustments which by reason of this paragraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest onethousandth of a share, as the case may be.

          (d) In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holder of this Warrant shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (c), inclusive, above.

     14. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

     15. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the transfer agent for the Common Stock and to the Holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

     16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of NASDAQ or any domestic securities exchange upon which the Common Stock may be listed.

     17. Redemption Rights. The Company may, in its sole discretion, redeem all or any portion of the warrant(s) issued herein by paying the Holder $.001 for each of the Warrant Shares redeemed, if the closing bid price for the Company's Common Stock is equal to or exceeds two times the Warrant Exercise Price for twenty (20) consecutive trading days, subsequent to the issuance of this Warrant, but prior to the Warrant Expiration Date. In the event the Company elects to redeem any or all of the Warrant Shares, the Holder shall deliver this Agreement and any certificates evidencing ownership of the Warrant to the Company and upon delivery of same shall have no further rights or obligations to the Company with respect to the Warrant and any unexercised Warrant Shares. If the Company elects to redeem all or any portion of the Warrant, it shall first provide the Holder with at least twenty (20) days prior written notice (the "Redemption Notice") of its intention to redeem the Warrant. Upon its receipt of the Redemption Notice the Holder shall have the right to exercise the Warrant and purchase the Warrant Shares prior to the expiration of the Redemption
Notice. However, nothing stated herein shall be construed to extend the Termination Date of the Warrant.

     18. Miscellaneous.

     (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company.

     (b) Restriction. The Holder hereof acknowledges that the common stock acquired upon the exercise of this Warrant, if not registered, may have restriction upon its resale imposed by state and federal securities laws.

     (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holders hereof of the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address set forth in this Agreement.

     (e) Governing Law. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law, principles or rules. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York or the state courts of the

State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

     (f) Counterparts. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document.

     (g) Voidability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: January    , 1998

                                            STRATFORD ACQUISITION CORPORATION


                                             By: /s/ Daniel W. Dowe
                                                 -----------------------------
                                                 Daniel W. Dowe, President